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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): May 9, 2013

Nortek, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-34697	05-0314991
(Commission File Number)	(I.R.S. Employer Identification No.)

50 Kennedy Plaza, Providence, Rhode Island	02903-2360
(Address of Principal Executive Offices)	(Zip Code)

(401) 751-1600
(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
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ITEM 5.07	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

Nortek, Inc. held its Annual Meeting of Stockholders on May 9, 2013 (the “Annual Meeting”). The total number of shares of common stock outstanding and entitled to vote on the record date was 15,883,806.
At the Annual Meeting, the Company's stockholders elected John T. Coleman, Thomas A. Keenan and J. David Smith as Class I directors to serve on the Company's Board of Directors until the Company's 2016 Annual Meeting of Stockholders. The results of the stockholders' votes with respect to the election of such directors were as follows:

	For	Withheld	Broker Non-Votes
John T. Coleman	14,893,391	100,355	270,883
Thomas A. Keenan	14,917,405	76,341	270,883
J. David Smith	14,917,905	75,841	270,883
The Company's stockholders voted to ratify the selection of Ernst & Young LLP as the Company's independent auditor for the fiscal year ending December 2013. The results of the stockholders' votes with respect to this proposal were as follows:

	For	Against	Abstain
Ratification of Independent Auditor	15,261,329	3,300	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

    NORTEK, INC.

By: /s/ Kevin W. Donnelly
Name: Kevin W. Donnelly
Title: Senior Vice President, General
     Counsel and Secretary

Date: May 9, 2013